                                                                   Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Cox Radio, Inc., Cox Radio Trust I, and Cox Radio Trust II on Form S-3 of our report dated March 31, 2000 (relating to the combined statements of assets to be acquired of WEDR-FM Miami, Florida; WFOX-FM Atlanta, Georgia; WAPE-FM Jacksonville, Florida; WFYV-FM Jacksonville, Florida; WKQL-FM Jacksonville, Florida; WMXQ-FM Jacksonville, Florida; WOKV-AM Jacksonville, Florida; WBWL-AM Jacksonville, Florida; WPLR-FM New Haven, Connecticut; WKHL-FM Stamford-Norwalk, Connecticut; WSTC-AM Stamford-Norwalk, Connecticut; WEFX-FM Stamford-Norwalk, Connecticut; and WNLK-AM Stamford-Norwalk, Connecticut (radio stations owned by AMFM Inc.) and the related combined statements of revenues and direct operating expenses (while under ownership of AMFM Inc.)) appearing in the Current Report on Form 8-K of Cox Radio, Inc. dated August 30, 1999 and filed April 19, 2000, and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.









/s/ Deloitte & Touche LLP
Atlanta, Georgia
April 20, 2000